Execution Version

AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

This AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT (as may be further amended, restated and modified from time to time, this "Agreement"), dated as of November 3, 2025, is made and entered into by and among TCW Steel City Senior Lending BDC (formerly known as, TCW Steel City Perpetual Levered Fund LP), a Delaware statutory trust (the "Fund"), and TCW PT Management Company LLC, a Delaware limited liability company (the "Advisor").

WHEREAS, the Fund is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, on February 6, 2025, the Fund and the Advisor entered into an investment advisory agreement, pursuant to which the Advisor agreed to furnish investment advisory services to the Fund (the “Initial Agreement”); and

WHEREAS, the Fund and the Advisor desire to amend and restate the Initial Agreement in its entirety.

NOW, THEREFORE, the parties hereby agree that the Initial Agreement is hereby amended and restated in its entirety to read as follows (and that the Initial Agreement shall be of no further force and effect whatsoever after the date hereof):

1.
Appointment. The Fund hereby appoints the Advisor to serve as the investment advisor and manager of the Fund with full power and authority (subject to the following provisions of this Agreement) to do all things that, in its sole judgment, are necessary or appropriate in connection with the investment, holding and divestment of Fund assets and the Advisor hereby accepts such appointment. The Fund agrees that the Advisor may also provide management or other services to other parties, including, but not limited to, any other clients and affiliates of the Advisor. In addition to the services of its own staff, the Advisor shall have the authority to arrange for and coordinate the services of other professionals and consultants (including, without limitation, any affiliate of the Advisor) to assist it in providing services to the Fund. The Advisor may engage one or more sub-advisors (including, without limitation, any affiliate) to perform investment advisory or investment management services for the Fund, including, but not limited to, the services described in Section 2 of this Agreement.
2.
Management of the Fund.
(a)
In performing services pursuant to this Agreement, the Advisor (i) shall observe all provisions of the applicable organizational documents and registration statement or other offering documents, as the same may be amended and/or supplemented from time to time and filed with the Securities and Exchange Commission ("SEC"), and (ii) shall be subject to supervision of the board of trustees of the Fund (the "Board of Trustees").
(b)
The Advisor will manage the assets of the Fund in accordance with the Investment Company Act and such policies and instructions as the Board of Trustees may establish. Without limiting the generality of the foregoing, the Advisor shall, during the term and subject to the provisions of this Agreement, directly or by delegation to one or more sub-advisors: (i) formulate and implement the Fund's investment program; (ii) determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes; (iii) identify, research, evaluate and negotiate the structure of the investments made by the Fund (including due diligence on prospective portfolio companies); (iv) close, monitor and administer the Fund's investments, including the exercise of

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any rights in its capacity as a lender; (v) determine the securities and other assets that the Fund will originate, purchase, retain, or sell; (vi) place orders for the purchase or sale of portfolio securities for the Fund's account with broker-dealers; (vii) pay such expenses as are incurred by it in connection with providing the foregoing services; (viii) coordinate with the Administrator (as defined herein); and (ix) provide the Fund with such other investment advisory, research, and related services as the Fund may, from time to time, reasonably require for the investment of its funds, including providing operating and managerial assistance to the Fund and its portfolio companies as required. Subject to the supervision of the Board of Trustees, the Advisor shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund's investments and the placing of orders for other purchase or sale transactions on behalf of the Fund. In the event that the Fund determines to acquire debt financing, the Advisor will arrange for such financing on the Fund's behalf, subject to the oversight and approval of the Board of Trustees. If it is necessary or appropriate for the Advisor to make investments on behalf of the Fund through a subsidiary of the Fund or other special purpose vehicle, the Advisor shall have authority to create or arrange for the creation of such subsidiary of the Fund or other special purpose vehicle and to make such investments through such subsidiary of the Fund or other special purpose vehicle, at all times in accordance with the Investment Company Act. The Advisor shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Fund and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act with respect to the Fund's portfolio transactions and shall render to the Fund's Board of Trustees such periodic and special reports as the Board of Trustees may reasonably request. The Advisor agrees that all records that it maintains for the Fund are the property of the Fund and will surrender promptly to the Fund any such records upon the Fund's request; provided, that the Advisor may retain a copy of such records.
3.
Compensation. As compensation for serving as the Advisor of the Fund as contemplated hereunder, the Fund shall pay the Advisor or the Advisor's designees as the Advisor may otherwise direct, the following fees. To the extent permitted by applicable law, the Advisor may elect, or the Fund may adopt a deferred compensation plan pursuant to which the Advisor may elect, to defer or waive all or a portion of its fees hereunder for a specified period of time.
(a)
Management Fee. The Fund will pay to the Advisor an annual management fee (the "Management Fee") quarterly in arrears calculated as follows: 0.3125% (i.e., 1.25% per annum) of the average net assets of the Fund, with the average determined based on the net assets of the Fund as of the end of the three most recently completed calendar months.
(b)
Incentive Fee. The Fund will pay to the Advisor an incentive fee (the "Incentive Fee") quarterly in arrears in two parts as follows:
(i)
Incentive Fee Based on Income:
(A)
No incentive fee based on Pre-Incentive Fee Net Investment Income Returns (as defined below) in any calendar quarter in which the Fund's Pre-Incentive Fee Net Investment Income Returns do not exceed the hurdle rate of 1.50% per quarter (6.0% annualized) (the "Hurdle Rate");
(B)
100% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns with respect to that portion of such Pre-Incentive Fee Net Investment Income Returns, if any, that exceeds the Hurdle Rate but is less than a rate of return of 1.71% (6.86% annualized) (the "Catch-up"). The Catch-up is meant to provide the Advisor with approximately 12.5% of the Fund's Pre-Incentive Fee Net Investment Income Returns as if a Hurdle Rate did not apply if this net investment income exceeds 1.71% in any calendar quarter; and

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(C)
12.5% of the dollar amount of the Pre-Incentive Fee Net Investment Income Returns, if any, that exceed a rate of return of 1.71% (6.86% annualized). This reflects that once the Hurdle Rate is reached and the Catch-up is achieved, 12.5% of all Pre-Incentive Fee Net Investment Income Returns thereafter are payable to the Advisor.

"Pre-Incentive Fee Net Investment Income Returns" means, as the context requires, either the dollar value of, or percentage rate of return on, the value of the Fund's net assets in accordance with GAAP at the end of the immediately preceding quarter from interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued during the calendar quarter, minus the Fund's operating expenses accrued for the quarter.

(ii)
Incentive Fee Based on Capital Gains. Payable at the end of each calendar year in arrears, 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, as calculated in accordance with GAAP, less the aggregate amount of any previously paid capital gains incentive fees. In no event will the capital gains incentive fee payable pursuant to this Agreement be in excess of the amount permitted by the Investment Advisers Act of 1940, as amended, including Section 205 thereof.
4.
Term; Termination. This Agreement shall become effective as of the date hereof. This Agreement shall continue in effect for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the vote of the Fund's Board of Trustees or the vote of a majority of the outstanding voting securities of the Fund (as defined in the Investment Company Act) and (B) the vote of a majority of the Fund's Board of Trustees that are non "interested persons" as such term is defined in the Investment Company Act (the "Independent Trustees"), in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days' written notice, by the vote of a majority of the outstanding voting securities of the Fund, or by the vote of the Fund's Board of Trustees or by the Advisor. This Agreement will automatically terminate in the event of its "assignment" (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).
5.
Expenses.
(a)
The Advisor or its affiliates shall pay or otherwise bear and be responsible for the payment of all costs and expenses associated with the performance of its services hereunder, except to the extent such costs and expenses constitute Fund expenses subject to reimbursement by the Fund. As soon as practicable after the date hereof, the Fund will reimburse the Advisor for expenditures that constitute Fund expenses incurred by the Advisor on or prior to the date hereof.
(b)
Fund expenses shall include, without limitation, (i) organizational expenses and expenses associated with the issuance of shares; (ii) expenses of calculating the net asset value (including the cost and expenses of any independent valuation firm); (iii) fees payable to third parties, including agents, consultants, attorneys or other advisors, relating to, or associated with, evaluating and making investments; (iv) expenses incurred by the Advisor or the Administrator payable to third parties, including agents, consultants, attorneys or other advisors, relating to or associated with monitoring the Fund's financial and legal affairs, providing administrative services, monitoring or administering investments and performing due diligence reviews of prospective investments and the corresponding portfolio companies (including expenses of senior advisors, industry experts, operating partners, and other similar professionals; provided, that only the allocable portion of the total fees, costs and expenses associated with such personnel

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attributable to their work relating to the Fund will be treated as a Fund expense); (v) costs associated with reporting and compliance obligations under the Investment Company Act, the Securities Exchange Act of 1934, as amended and other applicable federal or state securities laws; (vi) fees and expenses incurred in connection with debt incurred to finance investments or operations, and payment of interest and repayment of principal on such debt; (vii) expenses related to sales and purchases of shares and other securities; (viii) Management Fees and Incentive Fees; (ix) administrator fees and expenses payable under the Administration Agreement, including payments based upon the allocable portion of the Administrator's overhead in performing its obligations, including the allocable portion of the cost of the Fund's chief compliance officer, chief legal officer and chief financial officer and their respective staff; (x) transfer agent, sub-administrator and custodial fees; (xi) expenses relating to the issue, repurchase and transfer of shares to the extent not borne by the relevant transferring shareholders and/or assignees; (xii) federal and state registration fees; (xiii) federal, state and local taxes and other governmental charges assessed against the Fund; (xiv) Independent Trustees' fees and expenses and the costs associated with convening a meeting of the Board of Trustees or any committee thereof; (xv) fees and expenses and the costs associated with convening a meeting of the shareholders or holders of any preferred units, as well as the compensation of an investor relations professionals responsible for the coordination and administration of the foregoing; (xvi) costs of any reports, proxy statements or other notices to shareholders, including printing and mailing costs; (xvii) costs and expenses related to the preparation of financial statements and tax returns; (xviii) the allocable portion of the fidelity bond, trustees and officers/errors and omissions liability insurance, and any other insurance premiums; (xix) direct costs and expenses of administration, including printing, mailing, long distance telephone, and copying; (xix) independent auditors and outside legal costs, including legal costs associated with any requests for exemptive relief, "no-action" positions or other guidance sought from a regulator, pertaining to the Fund; (xxi) compensation of other third party professionals to the extent they are devoted to preparing the Fund's financial statements or tax returns or providing similar "back office" financial services to the Fund; (xxii) Advisor costs and expenses (excluding travel) in connection with identifying and investigating investment opportunities for the Fund, monitoring investments and disposing of any such investments; (xxiii) portfolio risk management costs; (xxiv) commissions or brokerage fees or similar charges incurred in connection with the purchase or sale of securities (including merger fees); (xxv) costs and expenses attributable to normal and extraordinary investment banking, commercial banking, accounting, auditing, appraisal, valuation, administrative agent activities, custodial and registration services provided to the Fund, including in each case services with respect to the proposed purchase or sale of securities by the Fund that are not reimbursed by the issuer of such securities or others (whether or not such purchase or sale is consummated); (xxvi) costs of amending, restating or modifying the Fund's operating agreement or advisory agreement or related documents of the Fund or related entities; (xxvii) fees, costs, and expenses incurred in connection with the termination, liquidation or dissolution of the Fund or related entities; and (xxviii) all other properly and reasonably chargeable expenses incurred by the Fund or the Administrator in connection with administering the Fund's business.
(c)
The Advisor shall not be entitled to receive any salary, fees or compensation from the Fund, except as provided in Section 3 hereof.
(d)
In addition to the Management Fee and Incentive Fee provided in Section 3 hereof, the Advisor is entitled to the reimbursement of certain expenses incurred on behalf of the Fund to the extent described in the administration agreement (“Administration Agreement”) by and between the Fund and TCW Asset Management Company LLC (the "Administrator").
6.
Portfolio Transactions and Brokerage. To the extent brokers or dealers are utilized in portfolio transactions for the Fund, the Advisor shall endeavor to obtain on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Advisor shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of

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the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available and in selecting the broker or dealer to execute a particular transaction, the Advisor may also consider the "brokerage and research services" provided to the Fund and/or other accounts over which the Advisor or an affiliate of the Advisor exercises investment discretion. The Advisor is authorized to pay a broker or dealer that provides such brokerage and research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Advisor determines in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Advisor to the Fund.
7.
Exculpation; Indemnification.

The Advisor, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor or its affiliates (the "Indemnified Parties") shall not be liable to the Fund for any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services). The Fund shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Advisor’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. An Indemnified Party may consult with counsel and accountants in respect of the Fund’s affairs and shall be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel and accountants; provided, that such counsel or accountants were selected with reasonable care and such protection is permitted by applicable law, including the Investment Company Act. Notwithstanding the foregoing provisions of this Section 7 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party’s duties or by reason of the reckless disregard of the Advisor's duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder). In addition, notwithstanding anything in this Section 7 to the contrary, nothing contained herein shall protect or be deemed to protect the Advisor or its controlling persons against, or entitle or be deemed to entitle the Advisor or its controlling persons to, indemnification in respect of, any liability to the Fund or its security holders to which the Advisor or its controlling persons would otherwise be subject by reason of (a) a material breach of this Agreement that has a material adverse effect on the Fund, (b) negligence or (c) misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order, in the performance of the Advisor's and/or its controlling persons' duties.

8.
Amendment and Waiver. This Agreement may be amended by the mutual consent of the parties hereto; provided, that the approval of the Fund's Independent Trustees and the majority of the outstanding voting securities of the Fund must be obtained in conformity with the requirements of the Investment Company Act.

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9.
Notices. All notices, demands and other communications to be given and delivered under or by reason of provisions of this Agreement shall be in writing and shall be deemed to be Notice in accordance with the Partnership Agreement, as follows:

If to the Advisor, to:

TCW PT Management Company LLC

515 South Flower Street

Los Angeles, CA 90071

Attention: Andrew Bowden

Email: tcw.privatefunds@tcw.com

If to the Fund, to:

TCW Steel City Senior Lending BDC

515 South Flower Street

Los Angeles, CA 90071

Attention: Andrew Bowden

Email: tcw.privatefunds@tcw.com

10.
Assignment. This Agreement will automatically terminate in the event of its "assignment" (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).
11.
Power of Attorney. To the fullest extent permitted by applicable law, the Fund, does hereby irrevocably constitute and appoint the Advisor and its officers, or the successor thereof as the investment advisor and manager of the Fund and its officers, with full power of substitution, the true and lawful attorney-in-fact and agent of the Fund, to execute, acknowledge, verify, swear to, deliver, record and file, in its or its assignee's name, place and stead, all instruments, documents and certificates that may from time to time be required by the laws of the United States, the State of Delaware, the State of New York, any other jurisdiction in which the Fund conducts or plans to conduct business, or any political subdivision or agency thereof, to effectuate, implement and continue the investment and other activities of the Fund, including the power and authority to execute, verify, swear to, acknowledge, deliver, record and file all instruments that the Advisor determines to be appropriate in connection with any indebtedness incurred by the Fund and any other instruments determined by the Advisor to be necessary or appropriate in connection with the proper conduct of the investment or other activities of the Fund and that do not, to the Advisor's knowledge, adversely affect the interests of Fund shareholders.
12.
Miscellaneous.
(a)
Governing Law. This agreement and the rights and obligations of the parties hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within that jurisdiction. This Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.
(b)
Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto, and their respective successors, and permitted assigns.
(c)
Severability. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision will be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

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(d)
Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.
(e)
Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof or affect the interpretation thereof.
(f)
Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.
(g)
Survival of Certain Provisions. The provisions of Sections 7, 9 and this Section 12 of this Agreement shall survive any termination or expiration of this Agreement and the dissolution, winding up and termination of the Fund.
(h)
Waiver. No waiver of the provisions of this Agreement shall be valid unless in writing and signed by the party to be bound. No failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ADVISOR:

TCW PT MANAGEMENT COMPANY LLC

By: /s/ Richard Villa
Name: Richard Villa
Title: Executive Vice President

By: /s/ Zachary Edelman
Name: Zachary Edelman
Title: Senior Vice President

TCW STEEL CITY SENIOR LENDING BDC

By: /s/ Andrew Kim

Name: Andrew Kim

Title: Chief Financial Officer and Treasurer

By: /s/ Joseph Magpayo
Name: Joseph Magpayo
Title: Secretary

[Signature page to Investment Advisory Agreement of TCW Steel City Senior Lending BDC]

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